                                                                    EXHIBIT 10.1

CITIBANK GLOBAL CASH MANAGEMENT SERVICES
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                          CITIBANK GLOBAL PAYMENTS
                              SERVICE AGREEMENT



Customer: The Hotel Clearing Corporation                 Date:      7/24/98
          ---------------------------------------------          -------------


Date of Customer's Master Banking Agreement: 7/24/98  (the "Banking Agreement").
                                             -------

         This Service Agreement between the Customer and Citibank, N.A. (New York Branch), a national banking association ("NYB") sets forth the agreement of the parties on the procedures, terms and conditions pursuant to which the NYB will provide the Services as further described herein. Capitalized terms not otherwise defined herein have the meanings accorded such terms in the Banking Agreement.

         Method of Communication: File Transmission

Type of Transfers Approved for Customer as of the date of this Agreement and associated Handling Fees:

                  USD Remote Checks:*
         Tier 1:  1 to 20,000 Remote Checks per Month                 $0.85
         Tier 2:  20,001 to 30,000 Remote Checks per Month            $0.75
         Tier 3:  30,001 + Remote Checks per Month                    $0.65

*Handling Fee applies to all Remote Checks for relevant Month, depending on highest Tier achieved in such Month.

                  Non-USD Remote Checks:**

         Tier 1:  1 to 10,001 Remote Checks per Month                 $2.50
         Tier 2:  10,001 to 15,000 Remote Checks per Month            $2.25
         Tier 3:  15,001 + Remote Checks per Month                    $2.00

**Handling Fee applies to all Remote Checks for relevant Month, depending on highest Tier achieved in such Month.

         US Dollar Electronic Funds Transfers via ACH:                $2.50
         US Dollar Electronic Funds Transfers (non-ACH):              $8.50

Additional Types of Transfers approved for Customer after commencement of Phase
II as detailed in the Procedures:

         Non-US Dollar Electronic Funds Transfers via ACH:    S2.50
         Non-US Dollar Electronic Funds Transfers (non-ACH):  $8.50

Emergency Check Fee: $25.00 per check to be issued outside of normal check issuance cycle detailed in Procedures.

       Statement Fee: NYB's cost for each statement page accompanying any
                      Transfer beyond the first page, not to exceed $.12 per page.

         Stop Payment Fee: $0.00 per request.
         Photocopy Fee:    $0.00 per request.
         Commission Rate:  50%.
         Base Currency:    (Any currency identified in the Reference
                            Supplement to the Manual as usable by Customer for
                            remittance purposes.)

         Foreign Exchange Rate Limits:
           For Major Currencies: Prevailing Interbank rate + 50 basis points
           For Minor Currencies: Prevailing Interbank rate + 60 basis points
           For Exotic Currencies: Prevailing Interbank rate + 100 basis points

1. The Services. The "Services" will mean Citibank Global Payments which enables Customer to send payments by instructing NYB to issue a check or effect an electronic funds transfer (including via a local automated clearing house system, if available) on behalf of Customer, all via Citibank Global Payments, in designated currencies (a payment sent via Citibank Global Payments originated by a Citibank, N.A. branch, subsidiary or affiliate (the "Branch") being a "Transfer" and a Transfer effected via a check drawn by a Branch being a "Remote Check") provided that the availability of a designated currency is subject to change without notice from time to time. However, NYB may elect to discontinue the availability to Customer of a currency only if NYB makes the same election as to all of its similarly situated Global Payments clients and NYB promptly notifies Customer of such election. Each Branch will determine the form and format of each type of Transfer it effects hereunder, including any subsequent change or modification


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(C), 1998 Citicorp North America Inc. All Rights Reserved.      [CITIBANK LOGO]
(Rev. 071098) File Version

                                      -1-
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modification, using its professional skill and judgment. The "Services" also shall include a printing and distribution service for statements to be enclosed with Remote Checks as further described in this Service Agreement.

2. Effecting Transfers.

         (a) NYB will cause each Branch to effect Transfers pursuant to the Customer's instructions provided that the instructions (i) comply with the requirements and limitations of this Service Agreement and the Procedures described below, (ii) do not require such Branch to effect a type of Transfer which Customer and NYB had not previously agreed would be available hereunder to Customer, and (iii) do not require such Branch to effect such Transfers sooner than required under the Procedures described below; and provided further that as long as NYB acts in good faith, NYB may effect any such Transfer even if part or all of the foregoing have not been satisfied. Customer will promptly notify NYB of the occurrence of any error in connection with the Services as soon as the error first comes to Customer's attention, which notice, if oral, Customer must confirm to NYB in writing within five (5) days. If Customer instructs NYB to effect a Transfer in a currency other than the Base Currency but specifies the value of such Transfer in Base Currency only, then NYB will determine the currency equivalent using an exchange rate NYB determines in good faith for such Transfer. However, in no event will such exchange rate be less favorable to Customer than the prevailing Interbank rate for the Currency of Issuance as NYB shall then determine plus the applicable number of basis points set out at the beginning of this Service Agreement.

         (b) Under no circumstances will NYB be obligated to effect a Transfer hereunder if (i) the Customer is in default under this Service Agreement or the Procedures described below, (ii) in the case of an electronic funds transfer, if such Transfer's instructions designate a beneficiary account which NYB determines is not maintained at a financial institution that is able to properly receive such Transfer or (iii) if it would be impossible or impracticable to do so due to circumstances beyond its control which could not have been reasonably or practically prevented in the exercise of due care. NYB will promptly notify Customer if NYB is unable to follow any Customer Transfer instructions. Such notices must be sent to the Customer's address or facsimile number for notices set out beneath its signatures below or as otherwise provided in the Procedures described below. For purposes of this Service Agreement, a Transfer will be deemed effected when, pursuant to Customer's instructions, a Branch either has issued a Remote Check (i.e., a Branch has completed, signed and sent out such Remote Check), or has transmitted an electronic funds transfer payment order. NYB's books and records kept in good faith in the ordinary course of business will be prima facie evidence of all matters relating to Customer's Transfers and related Communications. However, the foregoing shall not be deemed a waiver by Customer of its right to rebut the accuracy of such books and records.

3. Payment, Fees and Commission.

         (a) Customer shall (i) pay to NYB the total face amount of each Transfer NYB is to effect for Customer pursuant to its instructions, (ii) make this payment in the Base Currency or such other currency as NYB may agree to accept (the "Currency of Payment"), and (iii) send this payment to NYB's Global Payments Account for such Base Currency or such other account as NYB may designate from time-to-time, all pursuant to the Procedures described below, such that this payment is received in final settlement of good funds available to NYB no later than the day NYB receives from Customer its instructions to effect such Transfer. When the Currency of Payment for a Transfer is in a currency other than the currency in which such Transfer is denominated (the "Currency of Issuance"), Customer agrees to pay the Currency of Payment equivalent at the exchange rate that the Global Payments Trading Center designated by NYB quotes for such Transfer all as described in the Procedures. However, in no event will Such exchange rate be less favorable to Customer than the prevailing Interbank rate for the Currency of Issuance as NYB shall then determine plus the applicable number of basis points set out at the beginning of this Service Agreement. For purposes of this rate calculation, NYB shall determine in its sole but reasonable discretion whether a particular Currency of Issuance is a major, minor or exotic currency.* If the laws of the country of the Base Currency provides that a new or different currency shall replace the Base Currency as legal tender in such country, then as of the effective date of such replacement (or sooner if the parties so agree) the Base Currency shall be deemed to be such new or different currency. The effect of local banking days upon the timing of Customer's payment and delivery obligations hereunder will be as described in the Procedures described below.

         (b) As long as this Agreement remains in effect, NYB will pay Customer a commission once each calendar quarter calculated separately for each Currency of Issuance in which Customer's Transfers have been effected by Remote Checks by:

              (i) multiplying each day's ending balance during the prior calendar quarter, net of reserve requirements, escheated funds and handling and delivery fees, of the funds paid by Customer for Transfers effected by Remote Checks denominated in such Currency of Issuance, times the Commission Rate described at the beginning of this Agreement, and then

              (ii) multiplying the resulting product times the daily (or, for Investment Rates quoted from the Far Eastern Economic Review, weekly) quoted Investment Rate for such day, adjusted to a per diem basis, described in the Reference Supplement to the Manual for such Currency of Issuance as stated that day in such financial publication or electronic reporting service as NYB designates from time to time (the resulting product being the commission Customer earned for such day), and then

              (iii) adding together the amount of commission Customer earned each day during such quarter (using exchange rates determined by NYB).

In the event Customer becomes entitled to have Transfers effected in a currency not available on the Services as of the effective date of this Agreement NYB or its designated affiliate will determine in its sole discretion the Investment Rate applicable to such new currency (provided such new rate is the same rate NYB has offered to all its similarly situated Global Payments clients) and upon such determination, such new Currency of Issuance and rate will be incorporated into the list of currencies and rates set out in this Agreement or the Manual. The Investment Rates shall be as stated in the Financial Times or, for the Singapore Dollar Investment Rate, the Far Eastern Economic Review or, for the Spanish Peseta Investment Rate, the International Monitor Service of Reuters, Ltd. or, for the US Dollar Investment Rate, the Board of Governors of the US Federal Reserve System's Statistical Release of Selected Interest Rates - Form H.15, or, if not provided therein, in such financial publication as NYB elects from time to time.

* Client makes such payments (i.e. those payments which cover the value of the Transfer to be effected hereunder) solely in exchange for NYB's obligation to effect the applicable Transfers, together with the right to enforce the performance of such obligation, all pursuant to the terms of this Service Agreement and the Master Agreement.

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** See Addendum 1.                                              [CITIBANK LOGO]
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         (c) Customer will pay NYB a Handling Fee for each effected Transfer and such other fees all at the rate and in the currency set out in the beginning of this Agreement, as invoiced by NYB from time to time. Following the Commitment Period, NYB may modify or adjust the fees and rates set out in this Agreement upon dispatch of written notice thereof to Customer at least one hundred eighty
(180) days prior to the effective date of such modification or adjustment. The parties hereto shall negotiate in good faith to agree, prior to the one hundred eightieth (180th) day before the expiration of the Commitment Period, on the fees and rates that shall apply after the expiration of the Commitment Period.

         (d) If Customer fails to make any payment as required in this Service Agreement or any other agreement respecting the Services, then NYB, at its option, may (i) stop payment on, dishonor, cancel or recall any Transfer for which Customer owes such payment, (ii) elect not to effect any further Transfers unless and until Customer makes such payment, (iii) impose and Customer will pay upon demand a special fee calculated for each day (or portion thereof) such payment remains unpaid following its due date, and/or (iv) exercise any other rights or remedies NYB may have under or by virtue of this Service Agreement or any other agreement with Customer, at law or in equity. Such Special Fee will be computed on the entire unpaid amount at the Two-Month London Late Eurodollar Bid Money Rate, adjusted to a per diem basis, as quoted on the day such amount was due in such financial publication or electronic reporting service as NYB designates from time to time. NYB shall notify Customer of any such failure to make a payment promptly following NYB's discovery thereof.

4. Statements.

         (a) Citibank will print and distribute with each Remote Check issued pursuant to this Service Agreement a statement in accordance with this Service Agreement and the Procedures described below. The statements will be available in three different initial formats and will be printed in accordance with Customer's informational and formatting requirements subject to the limitations described in the Procedures and to the capabilities and limitations of NYB and/or NYB's vendors. Customer shall pay NYB, promptly upon invoice therefor, any costs NYB incurs in the development and setup of any additional statements or statement formats and of any changes in the three initial statement formats. NYB may subcontract part or all of its obligations with respect to these statements provided NYB remains responsible for the full performance of such obligations. NYB shall notify Customer of any such subcontracting.

         (b) Instead of using NYB, Customer may elect to use a third party vendor for printing and distributing statements to be included with some or all of the Remote Checks NYB issues for the Customer hereunder. In such an event, NYB shall modify its process, at Customer's expense, so as to deliver the applicable Remote Checks to a location of Customer's choosing for further handling by the Customer and/or the Customer's vendor. Customer shall give NYB adequate notice of such election to allow NYB to make such modification and to properly test to ensure that check production, transaction edits and control processes inherent in the Services are maintained. In the event Customer elects to use such vendor for all of its statement printing and distribution for all of the Remote Checks, the Handling Fee for each of such Remote Checks shall be reduced by $0.12.

5. Indemnity. Customer will indemnify NYB and each Branch against and hold each of them harmless from any loss, liability or expense (including reasonable attorneys' fees) arising from (i) any action taken by any of them in good faith in compliance with or pursuant to Customer's request to amend, stop payment on, recall or cancel any Transfer or NYB's request to stop payment on, recall or cancel a Transfer under Paragraph 3(d) above, regardless of whether such request was then valid, binding or effective under applicable laws or regulations, (ii) any action taken by any of them in good faith in compliance with or reliance upon any Communication to the extent they followed the Procedures with respect to such Communications,(iii) any claim directly or indirectly arising out of any agreement, undertaking or arrangement between Customer and any actual or prospective payee, beneficiary or recipient of any Transfer or any party for whom Customer is effecting a Transfer except to the extent such claim arose out of NYB's breach of its material obligations under this Service Agreement or the Procedures described below. NYB will indemnify Customer, its subsidiaries and affiliates against and hold them harmless from any loss, liability or expense (including reasonable attorneys' fees) arising from any claim which directly or indirectly arose out of any representation by NYB to any third party which is inconsistent with the services to be provided by NYB as set forth herein. In addition, NYB, at its expense, shall correct any errors in the performance of its obligations hereunder due solely to its negligence or that of its personnel; provided, however, that Customer shall promptly notify NYB of the error as soon the error first comes to Customer's attention and, if Customer makes such notification orally, Customer must send a written confirmation to NYB within five (5) days. However, in no event will either party hereto be liable to the other party for loss of good will or for special, indirect, incidental or consequential damages, regardless of whether any party has been advised of the possibility of such damages, nor shall either party be liable to the other for any loss, liability or expense to the extent caused directly by the other party's breach of its material obligations under the Service Agreement or the Procedures described below.

6. Warranty Waiver. EXCEPT AS SPECIFICALLY PROVIDED ELSEWHERE IN THIS SERVICE AGREEMENT, THERE ARE NO WARRANTIES WITH RESPECT TO ANY OF NYB'S SERVICES, PERSONNEL, PROGRAMS OR EQUIPMENT AND NYB DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7. Termination.

         (a) Upon completion of the Commitment Period described in Paragraph 11(f) below, either party may terminate this Service Agreement at any time for any reason upon one hundred eighty (180) days' prior written notice to the other party. In addition, NYB may by notice immediately terminate this Service Agreement without further formality or judicial interference being required upon the occurrence of any of the following events: (i) any default by Customer in any of its agreements with any of its lenders, (ii) Customer becoming unable to pay its debts as and when they become due or (iii) the commencement of any assignment for the benefit of creditors or any bankruptcy, liquidation, winding-up, reorganization or similar proceedings involving the Customer. Either party may by notice to the other immediately terminate this Service Agreement without further formality or judicial interference being required should the other party substantially breach any one of its material obligations under this Service Agreement. The effective date of any termination notice will be the date of its receipt by the addressee. No termination of the Banking Agreement, with respect to the Services, shall be effective until the effective date of the termination of this Service Agreement.

         (b) Upon any termination of this Service Agreement, all sums due hereunder will be immediately due and payable without further notice or demand.

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         (c) Notwithstanding any such termination, the parties obligations, representations and Indemnities with respect to (i) any Transfer effected on or before the effective date of such termination, and (ii) confidentiality as described in the Procedures described below, will survive such termination. In addition, the terms and conditions of Paragraphs 3(d), 5, 6, 7, 8, 10 and 11(e) hereof will survive such termination.

8. Governing Law. Any action or dispute regarding this Service Agreement or the handling of any Transfer shall be governed by the laws of the State of New York, United States of America, without giving effect to conflict of laws provisions, except with regard to the handling of any Remote Check for purposes of presentment, payment, collection or return which instead will be governed by and interpreted according to the laws of the country or state in which the drawee on the check is located except when the Remote Check is payable through the drawee's agent in which case the laws of the country or state of such agent shall be used. For the benefit of NYB, Customer agrees that the courts of New York shall have nonexclusive jurisdiction to hear any dispute arising out of or in connection with this Service Agreement and irrevocably submits to the jurisdiction of such courts. To the extent Customer is located outside of the United States of America and may have or may acquire sovereign immunity from the jurisdiction of any court or legal process (including relief by way of injunction or specific performance) in respect of itself or its property. Customer hereby irrevocably waives such immunity in respect of its obligations hereunder and further waives any defense in connection with such immunity it may have or acquire against the enforcement of any judgment rendered by any court in respect of this Service Agreement.

9. Additional Covenants of Customer.

         (a) Customer will maintain procedures to ensure that it will use the Services only in connection with legal, bona fide transactions conducted on an arm's-length basis. However, the foregoing will not be deemed to prohibit Customer from having NYB effect a Transfer payable to or for the benefit of any of Customer's offices, branches, parent, subsidiaries or affiliates, provided the Transfer and the underlying transaction in respect of such Transfer do not violate any applicable law or regulation.

         (b) Within a reasonable time after the request of NYB, Customer will deliver to NYB financial data (including reports to supervisory and regulatory authorities) reasonably relating to the Transfers or the financial condition of Customer.

10. Recalls and Stop Payments

         (a) NYB will have no obligation to comply with Customer's instruction to recall or stop payment on any Transfer and to refund Customer's payment for such Transfer, unless (i) NYB receives such instruction in sufficient time before such Transfer is settled or presented for payment for NYB and the applicable Branch or drawee to act upon such instruction, (ii) such instruction, including its form, format and method of transmission, complies with the procedures and requirements set out in the Procedures described below, (iii) such recall or stop payment can be made in accordance with applicable laws and regulations, the Procedures described below and, with respect to Transfers denominated in currencies which NYB has classified "secondary" for purposes of the Services generally, NYB's applicable policies, procedures and requirements which are subject to change without notice from time-to-time, (iv) Customer provides NYB with such security as it may reasonably require in accordance with applicable banking practice and (v) NYB recovers the funds, if any, which NYB transferred in settlement of such Transfer.

         (b) Each of Customer's recall or stop payment instructions will be treated as continuing in effect unless and until the part of the NYB effecting such recall or stop payment receives Customer's notice to rescind such instruction in sufficient time to act thereon, which notice must comply in all respects with the NYB's then applicable policies, procedures and requirements.

         (c) Any refunds to which Customer shall be entitled for cancellations, recalls and stop payments will be made at such exchange rate as NYB will then determine in good faith, less any applicable lifting fees, costs, charges, expenses and interest and are subject to foreign currency regulations. Customer will repay to NYB any credit Customer may receive from NYB in connection with any Transfer which NYB was unable to cancel, recall or stop payment on due to Customer's misdescription of such Transfer. However, in no event will such exchange rate be less favorable to Customer than the prevailing Interbank rate for the Currency of Issuance as NYB shall then determine plus the applicable number of basis points set out at the beginning of this Service Agreement.

11. Miscellaneous Terms.

         (a) Upon entering into this Service Agreement the parties hereto shall work together expeditiously and in good faith to prepare mutually agreeable documents containing specifications, requirements, forms and other details which the parties deem necessary to facilitate the efficient day-to-day operation of the Services and communications between the parties respecting the Services. The final agreed-upon versions of these documents, as revised from time to time pursuant to the provisions of this Paragraph 11 (a), and together with the most current version of the Citibank Global Payments User Manual (the "Manual") are referred to in this Service Agreement collectively as the "Procedures". The parties will be bound by the provisions set forth in the Procedures. However, upon prior written notice thereof to Customer, NYB may amend or modify the Procedures as it may deem in good faith to be reasonably necessary (i) in order to improve or enhance the services provided under the Services, (ii) in order to more accurately reflect the features and functionalities of the Services, or
(iii) to comply with all applicable local banking practices or the laws, rules and regulations of any banking industry association, convention, clearing house or of any jurisdiction of governmental authority; provided, however, that the specifications, requirements, forms and other details referred to in the first sentence of this Paragraph 11(a) shall not be amended without Customer's consent, which consent shall not be unreasonably withheld or delayed. The effective date of any such amendment or modification shall be the day Customer receives a copy of such amendment or modification provided however that the effective date for any amendment or modification which NYB has made pursuant to the reasons set forth in Clause (i) or (ii) above and which has not been made for all of NYB's similarly situated Global Payments clients, shall be fourteen
(14) days after Customer receives such amendment or modification unless NYB receives written notice from Customer objecting to such amendment or modification within such fourteen (14) day period, in which case such amendment or modification shall become effective upon Customer's approval thereof, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if the terms and conditions of this Service Agreement are inconsistent with those of the Procedures, those of this Service Agreement will control and the Procedures will be deemed modified to be consistent with this Service Agreement.

         (b) This Service Agreement, the Procedures, the Banking Agreement and any related riders, amendments and attachments thereto embody the entire and only understanding of the parties with respect to the subject matter hereof, constituting together a single agreement. That certain World

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Travel Payment Travel Agency Commissions Settlement Program Client Service
Agreement dated December 9, 1991, as amended by an Amendment dated June 19, 1993 (collectively the "Old Agreement between the parties hereto, is terminated hereby effective upon the commencement of Customer's live usage of the Services; provided, however, the parties' obligations under the Old Agreement accruing before the effective date of such termination and all of the terms and conditions which were to survive a termination pursuant to Paragraph 12(c) of the Old Agreement shall survive such termination. The parties shall cooperate by agreeing in writing as to the date upon which Customer's live usage of the Services shall be deemed to have commenced.

         (c) In the event NYB assigns and transfers any of its rights and obligations under this Service Agreement to its parent, an affiliate or subsidiary, then Customer shall retain recourse to NYB, and NYB shall remain responsible to Customer for the exercise and performance of such rights and obligations so assigned and transferred as though such assignment and transfer had not occurred, unless and until Customer gives its written consent to such assignment and transfer, which consent shall not be unreasonably withheld or delayed.

         (d) NYB and Customer are independent contractors and nothing in this Service Agreement will be deemed to create an employment, joint venture, partnership or agency relationship between the parties.

         (e) Unless otherwise agreed, all notices, instructions or other Communications to be given to a party under this Service Agreement shall be given by a direct transmission utilizing the software Citibank may provide Customer for such purpose or utilizing such other process or method acceptable to NYB or in accordance with the Procedures, or given to the address, telex (if confirmed by the appropriate answer back), facsimile (confirmed by agreed upon procedures) or telephone number and to the individual or department specified by such party in the Procedures or below (or to such other address, telex, facsimile, telephone number, individual or department as such party may designate by notice to the other party). Each party will confirm notices received via facsimile by return call to the other party's facsimile confirmation call back number. Unless otherwise specified, any notice, instruction or other Communication given in accordance with this paragraph shall be effective upon receipts. Each party may electronically record all telephonic conversations with the other party in connection with any notices, information, instructions, orders and communications sent by Customer or NYB, and any such tape recording may be submitted as evidence in any suit, action or other proceeding relating to the Services.

         (f) Commencing upon Customer's live usage of the Services, Customer shall utilize such Services for a period of three (3) years (the "Commitment Period"). During the Commitment Period, Customer shall not use any party other than NYB and the Branches to send commission payments to any travel agency who is under contract with or a member of Customer or any of its affiliates or subsidiaries, including, without limitation, Hotel Clearing Corporation.

12. Effective Date. This Agreement will become effective and binding upon the parties on the date NYB accepts this Agreement. NYB shall use its best efforts to commence providing the Services to Customer as soon as possible provided however NYB shall have no obligation to commence providing the Services sooner than thirty (30) days after the Procedures are finally agreed upon pursuant to Paragraph 11 (a) above.

ACCEPTED IN NEW YORK THIS 7th DAY                          THE HOTEL CLEARING CORPORATION
OF AUGUST, 1998.
                                                           By: /s/ MICHAEL R. DONAHUE
                                                               -----------------------------------------------------
CITIBANK, N.A. (NEW YORK)                                                  Authorized Signature

                                                           Printed Name  Michael R. Donahue
                                                           and Title: Senior Vice-President
                                                                      ----------------------------------------------
By: /s/ SONIA V. PRINCE                                    By: /s/ MICHAEL R. DONAHUE
    --------------------------------------------------         -----------------------------------------------------
                 Authorized Signature                                           Authorized Signature

Printed Name    SONIA V. PRINCE                            Printed Name  MICHAEL R. DONAHUE
and Title:      Vice President                             and Title: Senior Vice-President
                Citibank N.A. Buffalo                                  ---------------------------------------------
                4224 Ridge Lee Road
                Amherst New York 14226
------------------------------------------------------

Facsimile No. for Notices:  715-231-5712                   Facsimile No. for Notices:  214-528-5675
                           ---------------------------                                ------------------------------
Address for Notices:  Global Cash Management Services      Address for Notices:  3811 Turtle Creek Blvd.
                     ---------------------------------                          ------------------------------------
                      8430 W. Bryn Mawr Avenue                                   Dallas, Texas 75219
------------------------------------------------------     ---------------------------------------------------------
                      Chicago, Illinois 64631
------------------------------------------------------     ---------------------------------------------------------

Attention:  Global Corporate Product Manager               Attention:  Michael R. Donahue
           -------------------------------------------                ----------------------------------------------

                                                           Telephone No:     214-528-5656
                                                                          ------------------------------------------

                                                           Tested Telex No:  --
                                                                            ----------------------------------------

                                                           General Facsimile No.:   214-528-5675
                                                                                  ----------------------------------

                                                           Facsimile No. for FX Transactions:   214-528-5675
                                                                                              ----------------------

                                                           Name of Individual to Whom General Notices
                                                           are to be Sent:      MICHAEL R. DONAHUE
                                                                            ----------------------------------------

                                                           Name of Individual to Whom FX Transaction Notices
                                                           are to be Sent:      LAWRENCE WEARDEN
                                                                            ----------------------------------------

                                                           General Facsimile Confirmation Call-Back No. 214-528-5656
                                                                                                        ------------

                                                           Name:      Michael R. Donahue
                                                                  --------------------------------------------------

                                                           Facsimile Confirmation Call-Back No.
                                                           for FX Transactions:   214-528-5656
                                                                                 -----------------------------------

                                                           Name:      Michael R. Donahue
                                                                  --------------------------------------------------

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                                   ADDENDUM 1


Major currencies are those currencies listed in the Manual as being available via On-site Checks. Minor currencies are those currencies listed in the Manual as being available via Remote Checks but not via On-Site Checks. Exotic currencies are those currencies listed in the Manual as being available only via Electronic Funds Transfers.

                                    GUARANTY

         FOR VALUE RECEIVED, and in consideration of, and in order to induce, the entering of Citibank, N.A. ("Citibank"), a national banking association with its principal place of business at 399 Park Avenue, New York, New York, into a Citibank Global Payments Service Agreement dated July 24, 1998 (the "Service Agreement") with The Hotel Clearing Corporation ("Client") a corporation organized under the laws of Delaware, with its principal place of business at 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219, providing for the provision of Citibank's Global Payments Service to the Client, the undersigned, PEGASUS SYSTEMS, INC. (the "Guarantor") a corporation under the laws of Delaware with its principal place of business at 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219, being financially interested in and dependent upon the economic well-being of the Client, hereby absolutely and unconditionally guaranties to Citibank, its parent, affiliates and subsidiaries (collectively the "Obligees") the full and prompt performance by Client of all obligations which Client presently or hereafter may have to any of the Obligees under the Service Agreement and any other agreement, document, manual or instrument related thereto, and the payment when due of all sums presently or hereafter owing by Client to any of the Obligees thereunder (such obligations being the "Obligations"), and agrees to indemnify the Obligees against any losses any of them may sustain and expenses any of them may incur as a result of any default by the Client in its performance or observance of any of the Obligations and/or as a result of the enforcement or attempted enforcement by any of the Obligees of any of its rights against Guarantor hereunder.

         Guarantor hereby expressly waives all defenses which might constitute a legal or equitable discharge of a surety or guarantor, and agrees that this Guaranty shall be valid and unconditionally binding upon Guarantor regardless of
(i) the reorganization, merger or consolidation of the Client into or with another entity, corporate or otherwise, or the dissolution of the Client, or the sale or other disposition of all or substantially all of the capital stock, business or assets of the Client to any other person or party, or (ii) the voluntary or involuntary bankruptcy (including a reorganization in bankruptcy) of the Client, or (iii) the granting by any of the Obligees of any indulgences to the Client, or (iv) the assertion by any of the Obligees against Client of any of their rights or remedies provided for under the Service Agreement or existing in its favor in law, equity or bankruptcy, or (v) the release or discharge by any of the Obligees or by operation of law or otherwise of the Client from any of its Obligations, or of any other party which may now or hereafter be directly or indirectly liable for the performance of such Obligation, or (vi) any invalidity, irregularity, defect or unenforceability of any provision of the Service Agreement or any agreement, document, manual or instrument related thereto, or (vii) any of the Obligees' failure or delay to perfect or continue the perfection of any security interest in any property which secures any obligations of Client or Guarantor to any of the Obligees, or to protect the property covered by such security interest, or (viii) the acceptance of partial payments or performance of such Obligations, or (ix) the settlement, compounding, compromise, collection or liquidation of any of such Obligations or the security therefor in any manner, or (x) any consent to the transfer of security, or (xi) the bid and purchase at any sale of paper or security.

         Guarantor hereby waives notice of and consents to all of the provisions of the Service Agreement and any agreement, document, manual or instrument related thereto and to any renewals, amendments or modifications thereof, and to any actions taken thereunder, and to the execution by Client of the foregoing documents and of any other agreement, documents, and instruments executed by Client in connection therewith. Guarantor further agrees that this Guaranty shall remain and continue in full force and effect notwithstanding any renewal, extension (including extensions beyond the original term), modification, or amendment of the Service Agreement or any agreement, document, manual or instrument related thereto. Guarantor further waives notice of the Obligees' acceptance of this Guaranty, of any default or non-payment and/or non-performance by Client under the Service Agreement or any agreement, document, manual or instrument related thereto, of presentment, protest and demand, and all other matters to which Guarantor might otherwise be entitled.

         Guarantor further agrees that its liability under this Guaranty shall be absolute, primary and direct and that none of the Obligees shall be required to pursue any right or remedy it may have against the Client under the Service Agreement or otherwise (and shall not be required to commence first any action or obtain any judgment against the Client) before enforcing this Guaranty against Guarantor, and that Guarantor will, upon demand, pay Citibank the amount of all sums, the payment of which by Client is in default under the Service Agreement, and will, upon demand, perform all other obligations of the Client, the performance of which, by the Client, is in default under the Service Agreement or any agreement, document, manual or instrument related thereto.

         Guarantor further warrants and represents to Citibank that the execution and delivery of this Guaranty is not in contravention of Guarantor's Charter, Certificate of Incorporation, By-laws, and applicable law; that the execution and delivery of this Guaranty and the performance thereof, has been duly authorized by Guarantor's Board of Directors, and will not result in a breach of or constitute a default under, or result in the creation of any security interest, lien, charge or encumbrance upon any property or assets of Guarantor pursuant to any loan agreement, indenture, or contract to which Guarantor is a party or by or under which it is bound.

         Within a reasonable time after the request of Citibank, the Guarantor will produce, or allow Citibank to inspect financial data (including reports to supervisory authorities) relating to the Service Agreement and the agreements, documents, manuals and instruments related thereto, or the financial condition of the Guarantor.

         Guarantor hereby agrees that the failure of any of the Obligees to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Service Agreement, or any agreements, documents, manuals or instruments related thereto, or to exercise its rights thereunder, shall not be construed or deemed to be a waiver or relinquishment for the future of any such terms, provisions, covenants, or rights, but such terms, provisions, covenants, and rights shall continue and remain in full force and effect. Receipt by any of the Obligees of any sums payable under the Service Agreement or agreements, documents, manuals or instruments related thereto, with knowledge that the Client has breached any of the terms, provisions, or covenants thereof, shall not be deemed to be a waiver by the Obligees of such breach.

         No assignment or other transfer by any of the Obligees or the Client of any interest, right or obligation under the Service Agreement or any agreement, document, manual or instrument related thereto, or assumption by any third party of the obligations of the Client under the Service Agreement or any such agreement, document, manual or instrument, shall extinguish or diminish the unconditional, absolute, primary and direct liability of Guarantor under this Guaranty, Guarantor hereby consenting to and waiving all notice of such assignment, transfer or assumption.

         This Guaranty is a continuing Guaranty which shall remain in effect until notice of termination in writing from the undersigned is actually received by an officer of Citibank at Global Cash Management Services, 750 Washington Blvd., Stamford, Connecticut 06901, U.S.A. Such termination will be effective only with respect to those of the undersigned (if more than one) as give notice (and the continuing liability of other parties hereto shall not be affected) and only with respect to all Obligations incurred or contracted by Client or acquired by any of the Obligees one hundred eighty (180) days after the date on which such notice is so received, but this Guaranty shall remain in full force and effect as to all Obligations existing at the date of receipt of such notice and to those incurred one hundred eighty (180) days thereafter and to all renewals, extensions and refinancings thereof until full and proper payment or performance of such Obligations to the proper Obligee.

         If a claim is made upon any of the Obligees at any time for repayment or recovery of any amount(s) or other value it received, from any source, in payment of or on account of any of the obligations of the Client guaranteed hereunder and such Obligee repays or otherwise becomes liable for all or any part of such claim by reason of (a) any judgment, decree or order of any court or administrative body having competent jurisdiction, or (b) any settlement or compromise of any such claim, the Guarantor shall remain jointly and severally liable to such Obligee hereunder for the amount so repaid or for which such Obligee is otherwise liable to the same extent as if such amount(s) had never been received by such Obligee, notwithstanding any termination hereof or of the Service Agreement or any other agreement evidencing any of the obligations of the Client.

         This writing is intended by the parties as a final expression of this Guaranty and is intended also as a complete and exclusive statement of the terms of the agreement. No course of prior dealings between the parties, no usage of the trade and no parol or intrinsic evidence of any nature, shall be used or be relevant to supplement or explain or modify any term used in this Guaranty.

         Any of the Obligees may assign its interest in this Guaranty without notice to Guarantor but Guarantor may not assign or transfer any of its rights or obligations hereunder. Any assignee of such Obligee shall have all the rights of such Obligee hereunder and may enforce this Guaranty against Guarantor with the same force and effect as if this Guaranty were given to such assignee in the first instance. This guaranty should be construed liberally in the Obligees' favor, shall inure to the benefit of the Obligees, and their successors and assigns, and shall be binding upon Guarantor and its successors and assigns. This Guaranty shall be construed under and governed by the laws of the State of New York, United States of America.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized officer, this 27th day of July, 1998.

PEGASUS, SYSTEMS, INC.


By:  /s/ JOHN F. DAVIS III                           (Corporate Seal)
    -------------------------------------
         John F. Davis, III
         President and CEO

Attest:  /s/ RIC L. FLOYD
        ---------------------------------
         Ric L. Floyd, Secretary

CITIBANK GLOBAL CASH MANAGEMENT SERVICES
================================================================================

                           SOFTWARE LICENSE AGREEMENT


Customer:      Hotel Clearing Corporation
           -------------------------------------------------------------------
Date:     7/24/98
      ------------------------------------------------------------------------

Name and Date of Service:    Citibank Electronic Banking Service
                           ---------------------------------------------------
                             Citibank Global Payments Service Agreement dated
                             7/28/98

Each Service Agreement referenced above ("Service Agreement") between the Customer and Citibank, N.A., and/or an affiliate thereof (the "Bank") sets forth the terms and conditions under which the Bank provides cash management and other banking and financial products and services, as applicable, to the Customer. Subject to the Service Agreement, this Software License Agreement including each schedule attached hereto (the "Schedule") between Customer and the Bank, for itself and as agent for each affiliate or subsidiary providing services under the Service Agreement, sets forth the terms and conditions under which a license is granted to use certain proprietary financial and/or communications software in connection with the services described in the guides and manuals delivered to the Customer in connection with this License (the "Documentation") and the guides, manuals and other information delivered in connection with the Service Agreement (together, the "Materials") as such Materials may be revised from time to time. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Service Agreement and in the Materials.

                                SOFTWARE LICENSE

1. THE LICENSE: The Bank hereby grants the Customer for its own use a non-exclusive, non-transferable license (the "License") to use standard software
(a) pertaining to the services provided to Customer by the Bank under the Service Agreement as identified on the Schedule (the "Licensed Programs") and only as specified in the Materials and for the purposes set forth in the Service Agreement, (b) enabling performance of certain banking functions and/or access to certain of the Bank's financial services described in each applicable Service Agreement, (c) enabling communication with the Bank via the Bank's Global Telecommunications Network, or, at the Bank's discretion, via recommended public telecommunication networks (each of the foregoing networks, a "Network") and use of the proprietary data and processes, files and the Documentation, as any of these may be revised by the Bank from time to time, provided to the Customer by the Bank in connection with this Software License Agreement (together with the Licensed Programs, collectively, the "Licensed Items").

2. COPYRIGHT: The Bank will provide one copy of the Licensed Programs and the Documentation appropriate for the services delivered to Customer under the Service Agreement for each Customer facility at which the Bank approves in writing use of the Licensed Items. The Customer may not copy any portion of the Licensed Programs or related Licensed Items, except to make three copies for archival purposes, for use in an emergency, or for replacement of a copy made on defective media. The Bank's copyright and other proprietary notices, as they appear on the most recent version of the related Documentation, must be included on all copies.

3. CONFIDENTIALITY: The Licensed Items and all copyrights and other proprietary rights of the Bank therein are the exclusive, valuable and confidential property of the Bank and its relevant supplier(s). The Customer agrees not to alter or modify any Licensed Items and to keep these Licensed Items confidential and to limit access to its employees (under a similar duty of confidentiality) who require access for the proper use of the Licensed Items, except to the extent any Licensed Items are already in the public domain or the Customer is required to do otherwise by law or judicial process. Nothing in this Software License Agreement will offset the copyright status of any of the Licensed Items and the provisions of this paragraph will apply whether or not such Licensed Items are copyrighted.

4. OTHER RESTRICTIONS: The Customer may not assign, sublicense or otherwise transfer the License or this Software License Agreement without the Bank's prior written consent or sell, transfer, publish, disclose, display, modify or otherwise make the Licensed Items available to others. The Bank reserves the right to assign this Software License Agreement to any subsidiary or affiliate of the Bank. The Customer may not reverse engineer, decompile or disassemble the Licensed Programs, unless such acts may not be prohibited or restricted by contract under the applicable law of the jurisdiction in which a Licensed Program is installed. In such event, the Customer may perform such acts, but only to the extent expressly permitted by applicable local law.

5. ACCEPTANCE: The parties understand and agree that after the Bank's installation of the Licensed Programs on the Customer's equipment (the "Equipment"), production usage of the Licensed Programs by the Customer shall constitute acceptance of the Licensed Programs. Production usage is agreed by the parties to mean a Customer's initiation of a banking, financial service or other transaction through Licensed Programs or a Customer's accessing any reporting system or information database within or via the Bank through the Licensed Programs.

6. CUSTOMER REMEDY AND TERMINATION: Either party may terminate this Software License Agreement or any Schedule hereto upon prior written notice to the other. Termination of any Service Agreement will extinguish the License with respect to each such Service Agreement automatically. Termination of this Software License Agreement or a Schedule shall have no effect on any related Service Agreement. Upon termination in whole or part of this Software License Agreement, all related Licensed Items shall be returned to the Bank within five (5) business days and all rights granted under the terminated Software License Agreement or portion thereof will immediately revert to the Bank. The Bank may (as appropriate) take immediate possession of the Licensed Items and all copies, provided that the Bank has first requested return of the Licensed Items and has given five (5) business days written notice of its intention to take possession. If a malfunction in the Licensed Programs cannot be remedied, the Bank may upon written notice terminate the License and refund any License fees on a pro rata basis for the unexpired period. All restrictive provisions of this Software License Agreement, such as warranty waivers, limitations of liability, confidentiality, and export control will survive termination of the License and of the applicable Service Agreement.

7. CONFLICTS: In the event of a conflict between any terms and conditions within Section 10 of this Software License Agreement and those within the Service Agreement, the provisions of the applicable Service Agreement shall take precedence.



===============================================================================
                                                                [CITIBANK LOGO]

CITIBANK GLOBAL CASH MANAGEMENT SERVICES
===============================================================================


                                LIMITED WARRANTY

8. LIMITED WARRANTY: (a) The Bank will use reasonable efforts to assure that the Licensed Programs will perform in substantial conformity with the applicable Documentation for so long as the applicable Service Agreement and the applicable Schedule are in effect (the "Warranty Period"). This warranty is the only performance warranty made by the Bank and Bank's sole obligation under this warranty is to remedy any problems promptly brought to its attention during the Warranty Period. (b) The Bank will indemnify, defend and hold harmless the Customer against, and the Customer grants the Bank sole control in its defense and disposition of, any claim arising under this warranty which alleges that use of the Licensed Programs infringes a copyright, trade secret, trademark or service mark of a third person. (c) This warranty is not effective unless the Bank is notified in writing of the claim. If the Customer or the Bank is ever enjoined from using any Licensed Program by a final, non-appealable decree, the Bank at its sole option and expense must either procure a right for the Customer's continued use of the Licensed Program or modify the Licensed Program in settlement of the claim. If, in the Bank's sole opinion, it is not reasonably practical for the Bank to procure such right or to modify the Licensed Program, the Bank may terminate the applicable License upon written notice and refund any License Fees on a pro rata basis for the unexpired period. (d) The Customer will maintain the Equipment (at the Customers expense) according to the applicable installation and operating manuals and to applicable building and electrical code requirements.

9. DISCLAIMER OF OTHER WARRANTIES: (a) The Bank does not warrant that the Licensed Programs or the Networks are error-free. (b) The Bank does not warrant the compatibility of the Licensed Programs with computer equipment or software.
(c) The Bank's disclaimer of warranty shall also apply to any Customer made changes to the Licensed Programs' configuration options as previously installed at Customer's facilities. (d) THE BANK DOES NOT MAKE, AND THE CUSTOMER NOW EXPRESSLY WAIVES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10. LIMITATIONS OF LIABILITY: EXCEPT AS SPECIFICALLY PROVIDED IN A SERVICE AGREEMENT AND IN CLAUSE (c) OF PARAGRAPH 8 ABOVE, AND IN ADDITION TO ANY OTHER LIMITATIONS OF LIABILITY SET FORTH IN THE SERVICE AGREEMENT, NEITHER THE BANK NOR ANY OF ITS LICENSORS SHALL BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR OTHER DAMAGES, LOSSES OR CLAIMS ARISING IN ANY WAY REGARDLESS OF WHETHER THE ACTION IS BROUGHT IN TORT OR IN CONTRACT. UNLESS OTHERWISE PROVIDED BY APPLICABLE STATUTE OR IN THE SERVICE AGREEMENT, THE LIABILITY OF THE BANK, FINANCIAL OR OTHERWISE, FOR ANY REASON AND UPON ANY CAUSE OF ACTION RELATED HERETO SHALL BE LIMITED TO THE AMOUNT THEN PREVIOUSLY PAID BY THE CUSTOMER TO THE BANK UNDER THIS SOFTWARE LICENSE AGREEMENT OR TO THE REPROCESSING BY THE BANK OF THE AFFECTED DATA OR TRANSACTION AT NO COST TO CUSTOMER, PROVIDED THE CUSTOMER DEMONSTRATES TO THE BANK'S SATISFACTION THAT SUCH REPROCESSING IS REQUIRED DUE TO A DEFECT IN THE LICENSED PROGRAMS.

                                      OTHER

11. COMPLIANCE WITH LAWS: Customer agrees to comply with all applicable laws including, without limitation, to the extent applicable, the export control laws of the United States and prevailing regulations which may be issued from time to time by the United States government concerning the exporting, importing and re-exporting of the Licensed Items or enhancements thereto. Customer acknowledges that shipments of the Licensed Items may be subject to the export laws of the United States and that such laws could delay or preclude delivery of the Licensed Items in the future. Customer further agrees that it shall, at its sole cost and expense, obtain and maintain in effect all permits, licenses and other consents necessary to the conduct of its activities under this Software License Agreement.

12. GOVERNING LAW/CONSENT TO JURISDICTION: This Software License Agreement shall be subject to and governed by the laws of the State of New York. To the extent the Customer may have or may acquire immunity from the jurisdiction of any court or legal process with respect to itself or its property, the Customer hereby irrevocably waives such immunity in respect of its obligations hereunder and further waives any defense it may have or acquire with respect to such immunity against the enforcement of any judgement rendered by any court with respect to this Software License Agreement.

13. HEADINGS: Headings are included only for convenience and are not interpretive.

14. OFFICIAL TEXT: The authoritative text of this Software License Agreement and all related schedules, exhibits, riders and notices shall be in English as used in the United States. Any translation from the English is for convenience only.

CUSTOMER:  Hotel Clearing Corporation                      CITIBANK, N.A.
          --------------------------------------------

By:  /s/ MICHAEL R. DONAHUE                                By:  /s/ SONIA V. PRINCE
    --------------------------------------------------         -----------------------------------------------------

Printed Name  MICHAEL R. DONAHUE                           Printed Name  SONIA V. PRINCE
and title:  Senior Vice-President                          and Title:  Vice President
           -------------------------------------------                ----------------------------------------------
                                                                       [STAMP]


------------------------------------------------------     ---------------------------------------------------------

Address for Notices:  3811 Turtle Creek Blvd., #1100       Address for Notices:  [STAMP]
                     ------------------------------------                       ------------------------------------
                      Dallas, Texas 75219
---------------------------------------------------------  ---------------------------------------------------------

---------------------------------------------------------  ---------------------------------------------------------

Attention:  Michael R. Donahue                             Attention:  Global Corporate Product Manager
           ----------------------------------------------             ----------------------------------------------


===============================================================================
                                                               [CITIBANK LOGO]

CITIBANK GLOBAL CASH MANAGEMENT SERVICES
===============================================================================

                                    SCHEDULE                    Date: 7/24/98
                                       to
                           SOFTWARE LICENSE AGREEMENT

between Citibank, N.A. (New York) and    Hotel Clearing Corporation
                                       ---------------------------------------

Indicate applicable software.  Check only one box per Schedule:

     [X] Citibanking(R) electronic banking        [ ] Travel Agent Commission Settlement (TACS)
                                   offline

     [ ] CCM Plus(TM) For Windows(TM)             [ ] World Travel Payments

     [ ] Dispatch                                 [ ] WorldLink(TM)

     [ ] InterAcct(TM)                            [ ] XPortico

     [ ] Online Service Access                    [ ] Other:
                                                              ----------------------------------

     [ ] SmartPay Plus(R)

1. In addition to the Licensed Programs described in any other Schedule to the Software License Agreement, if any, the Licensed Programs shall include:

      1 set(s) of the above described Licensed Program.
     --

2.   The Documentation for the above described Licensed Program is as follows:

         a.  CitiBank Desktop Guide
             -----------------------------------------------------------------
         b.  CitiBank Quick Reference Guide
             -----------------------------------------------------------------
         c.
             -----------------------------------------------------------------

3. The Licensed Items may be used at the following Customer facilities (attach additional sheets as necessary).

         a. Pegasus Systems Headquarters @ 3811 Turtle Creek Blvd., #1100 Dallas, Texas 75219
             -----------------------------------------------------------------
         b.
             -----------------------------------------------------------------
         c.
             -----------------------------------------------------------------

4. In consideration of the license granted to Customer under the Software License Agreement, Customer shall pay to Citibank, a Licensing Fee of N/A.
                                                                           ---

(Provision 5 below applies only to TACS Software)


5. Paragraph 5 in the Software License Agreement refers to the Bank's installation of Licensed Programs. Since the Customer installs the TACS software, with respect to TACS software, references in the Software License Agreement to installation of Licensed Programs shall be deemed to refer to the Customer's installation of such Licensed Programs.


===============================================================================
                                                               [CITIBANK LOGO]

CITIBANK GLOBAL CASH MANAGEMENT SERVICES
===============================================================================

6. Customer hereby certifies on behalf of itself and all its branches that, unless prior written authorization is obtained from Bank and from the United States Department of Commerce or other relevant agency of the U.S. government, Customer will not knowingly reexport, directly or indirectly, the Licensed Program or any restricted technical data under the United States Export Administration Regulations (Section 779.4(f)(1)) checked above - or allow the direct product of such data to be shipped directly or indirectly - to any of the countries listed in Categories S and Z of the Export Regulations of the Department of Commerce (currently Libya, Cuba and North Korea), as well as the following countries and users: Syria, Iran, Iraq, Yugoslavia (Serbia & Montenegro only), military end-users or military end-uses in Albania, Bulgaria, Cambodia, Estonia, Laos, Latvia, Lithuania, Mongolian People's Republic, Romania, the geographic area formerly known as the Union of Soviet Socialist Republics, Vietnam or the People's Republic of China.

7. The foregoing assurances will also apply to any of the above Licensed Programs which are not checked but which Customer may subsequently elect to obtain and to any subsequent modification, upgrade or enhancement of the Licensed Program or Documentation that Citibank may provide under the Software License Agreement.

CUSTOMER:  Hotel Clearing Corporation                      CITIBANK, N.A.
          --------------------------------------------

By:  /s/ MICHAEL R. DONAHUE                                By:  /s/ SONIA V. PRINCE
    --------------------------------------------------         -----------------------------------------------------

Printed Name  MICHAEL R. DONAHUE                           Printed Name  SONIA V. PRINCE
and Title:  Senior Vice-President                          and Title:  Vice President
           -------------------------------------------                ----------------------------------------------
                                                                       Citibank N.A. Buffalo
                                                                       4224 Ridge Lee Road
                                                                       Amherst, New York 14226
                                                                       716-831-5712
------------------------------------------------------     ---------------------------------------------------------
Date:    7/24/98                                           Date:      August 7, 1998
     -------------------------------------------------           ---------------------------------------------------



===============================================================================
                                                               [CITIBANK LOGO]

                            MASTER BANKING AGREEMENT
                     FOR GLOBAL PAYMENTS AND OTHER SERVICES


Customer (Legal Name):      The Hotel Clearing Corporation
                      --------------------------------------------------------

Address:  3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219
         ---------------------------------------------------------------------

State/Country of Incorporation or Organization:    Delaware     Date:  7/24/98
                                                ---------------       ---------

1.   Introduction

     1.1 This Agreement (the "Master Banking Agreement") governs the provision of electronic banking, funds transfer, cash management, and such other services as may be agreed from time to time, and which are governed by a Service Agreement (as defined below) which specifically references this Master Banking Agreement (each a "Service"). This Master Banking Agreement applies between the Customer and each Citibank, N.A. branch, subsidiary and affiliate providing a Service. In this Master Banking Agreement, "Citibank" means all or any (as the context may permit) of such branches, subsidiaries and affiliates.

     1.2 Further terms relating to a Service may be contained in an agreement between the parties hereto relating to that Service (a "Service Agreement"). Citibank shall have no obligation to provide a Service unless and until the parties have signed a mutually agreeable Service Agreement relating to that Service. Citibank shall also supply to the Customer for any Service from time to time all related materials, including user guides, manuals, data, processes and other documentation (the "Materials").

     1.3 In respect of any Service, this Master Banking Agreement and any relevant Service Agreement entered into at the same time as, or after, this Master Banking Agreement shall prevail over any prior conflicting provision of any agreement relating to that Service. Subject to the foregoing, in the event of any conflict between this Master Banking Agreement and any Service Agreement, the Service Agreement shall prevail in respect of the relevant Service.

     1.4 The Old Agreement, as defined in Customer's Citibank Global Payments Service Agreement, shall terminate as set forth in paragraph 11(b) of said Citibank Global Payments Service Agreement.

2.   Representations

     2.1 The Customer represents to Citibank as of the date that this Master Banking Agreement or any Service Agreement is entered into and at the time any Service is used that:

           2.1.1 it is duly organized and validly existing, and is in good standing in every jurisdiction where it is required so to be, except insofar as the failure to be so qualified does not have a material adverse effect on Customer's ability to perform fully its obligations under, or the enforceability of, this Master Banking Agreement or any Service Agreement, or on the condition (financial or otherwise), assets, liabilities, business, operations or prospects of Customer;

           2.1.2 it has the power and authority to execute and deliver, and to perform its obligations under, this Master Banking Agreement and each Service Agreement;

           2.1.3 this Master Banking Agreement and each Service Agreement is (or will be on execution) duly authorized and executed by it and is (or will be on execution) its legal, valid and binding obligation;

           2.1.4 any consent, authorization or instruction which it is required to obtain in connection with this Master Banking Agreement and each Service Agreement has been provided by any relevant third party;

           2.1.5 any act required of it by any relevant governmental or other authority in connection with this Master Banking Agreement and each Service Agreement has been or will be done (and will be renewed if necessary); and

           2.1.6 its performance of this Master Banking Agreement and each Service Agreement and its use of the Services will not violate or offend any applicable law, regulation, or other requirement.

     2.2 Citibank represents to the Customer as of the date that this Master Banking Agreement or any Service Agreement is entered into and at the time any Service is delivered that:

           2.2.1 it is duly organized and validly existing, and is in good standing in every jurisdiction where it is required so to be, except insofar as the failure to be so qualified does not have a material adverse effect on Citibank's ability to perform fully its obligations under, or the enforceability of, this Master Banking Agreement or any Service Agreement, or on the condition (financial or otherwise), assets, liabilities, business, operations or prospects of Citibank;

         2.2.2 it has the power and authority to execute and deliver, and to perform its obligations under, this Master Banking Agreement and each Service Agreement;



(Rev. 070898)

         2.2.3 this Master Banking Agreement and each Service Agreement is (or will be on execution) duly authorized and executed by it and is (or will be on execution) its legal, valid and binding obligation;

         2.2.4 any consent, authorization or instruction which it is required to obtain in connection with this Master Banking Agreement and each Service Agreement has been provided by any relevant third party;

         2.2.5 any act required of it by any relevant governmental or other authority in connection with this Master Banking Agreement and each Service Agreement has been or will be done (and will be renewed if necessary); and

         2.2.6 its performance of this Master Banking Agreement and each Service Agreement and its delivery of the Services will not violate or offend any applicable law, regulation, or other requirement.

3.   Authority

     3.1 Unless the same have already been delivered, the Customer shall deliver upon its acceptance of this Master Banking Agreement and from time to time, as appropriate, the name and specimen signature of a person or persons (each, an "Authorized Person") duly authorized by the Customer on its behalf to enter into this Master Banking Agreement and any required Service Agreement, to take any action in connection with any Service and/or to designate any other person to do any such thing, together with any other document Citibank may require, including a letter signed by an appropriate officer, or equivalent documentation, certifying the authorization of the Authorized Person and the authenticity of the signature.

     3.2 Citibank may rely on the authority of each Authorized Person for all purposes until Citibank has received written notice or other notice acceptable to it of any change from an Authorized Person and Citibank has had a reasonable time to act thereon (after which time it shall rely on the changed version).

4.   Communications

     4.1 The Customer and Citibank may agree to certain procedures and practices, including the use of codes, encryption, passwords, digital signatures and certificates and other security devices, systems and software (the "Security Procedures") designed to verify the origination (but not Customer errors in content, including discrepancies between account names and numbers) of information, instructions, orders and other communications (each a "Communication") sent by the Customer and Citibank. The Customer and Citibank acknowledge the risk associated with transmitting Communications and will comply with the Security Procedures in connection with each Communication. If Citibank takes any action not provided in, though consistent with, the Security Procedures in connection with any Communication, such additional action shall not be deemed to become part of the Security Procedures.

     4.2 If Citibank complies with the Security Procedures in respect of a Communication, Citibank shall be entitled to act on that Communication and shall not be obliged to verify the content of such Communication, to establish the identity of the person giving it or to await any written confirmation of the Communication to be given by the Customer except as provided in the Security Procedures. In addition, provided Citibank complies with the Security Procedures, Citibank shall not be liable for acting on, and the Customer agrees to be bound by, any Communication sent in the name of the Customer (whether or not authorized by Customer). Citibank may act on a Communication by reference to the account number only, even if the name on the account is also provided.

     4.3 Citibank is not obliged to act on a Communication which is not transmitted in accordance with the Security Procedures. Citibank may act on an incomplete Communication where, in Citibank's reasonable opinion, it contains sufficient information and Citibank has otherwise complied with the Security Procedures. Citibank has no duty to discover, and shall not be liable for, errors or omissions made by the Customer or the duplication of any Communication by the Customer.

     4.4 Citibank may refuse to execute any Communication where Citibank reasonably doubts its contents, authorization, origination or its compliance with the Security Procedures. Citibank shall provide prompt notice, which may be by telephone, to the Customer of any such rejected Communication.

     4.5 If the Customer informs Citibank that it wishes to recall, cancel or amend a Communication after it has been received by Citibank, Citibank shall use its reasonable efforts to assist the Customer to do so, but shall not be liable for any loss, cost or expense suffered by the Customer if Citibank does not or is unable to amend, cancel or recall that Communication.

5.   Performance

     5.1 Citibank is authorized to act on any Communication and provide any Service using any payment system or intermediary bank it reasonably selects in good faith in the normal course of business. Citibank's performance is subject to the rules and regulations from time to time of any intermediary organization or entity through which it acts on Communications and provides Services.

     5.2 Any obligation of Citibank directly relating to a deposit account of the Customer and specifically not relating to any Service is subject to the laws and regulations applicable in the jurisdiction where the account is held (including those related to exchange control) and shall be enforceable only against the branch, subsidiary or affiliate of Citibank N.A. where the account is held, which shall be the sole place of payment. Citibank shall only be obliged to make payments in respect of a deposit account in the currency in which that account is denominated.

6.   Fees, Interest and other Amounts

     6.1 Citibank may charge fees to the Customer from time to time for the provision of any Service, software or equipment in accordance with any Service Agreement, fee schedule or letter agreed by the Customer and Citibank from time to time. The Customer shall pay to Citibank all fees, interest and other amounts due to or incurred by Citibank in respect of any Service, software or equipment free from, deductions and exclusive of Value Added Tax or any equivalent tax from time to time in force, which will be the responsibility of the Customer, except for taxes measured by the net income or net worth of Citibank.

     6.2 If the Customer is required by the laws of any relevant jurisdiction to make any deduction or withholding from any fees, interest or other amounts on account of tax or other charges, the Customer shall withhold the same and pay it to the relevant authority, and shall pay Citibank such additional amount as may be necessary to ensure Citibank receives an amount equal to the amount it would have received had no such deduction been made.

7.   Responsibility

     7.1 Citibank shall be responsible in accordance with this Master Banking Agreement and any relevant Service Agreement for providing the Services as required in such Service Agreement and for acting on the Customer's Communications, but, to the extent not inconsistent with applicable law, shall be liable only for its failure to act with good faith or to exercise reasonable care, which shall be determined in accordance with the reasonable commercial standards of the banking industry. To the extent Citibank has complied with applicable Security Procedures and Customer's Communications as required under this Master Banking Agreement and any relevant Service Agreement, Citibank shall not be liable for delay or failure in performance by, nor the accuracy of any Communication provided by, the Customer or a third party, and shall have no liability to the Customer for any indirect, incidental, or consequential loss or damages (including loss of profit), even if advised of the possibility of such loss or damages.

     7.2 Citibank does not guarantee access to any communications, processing or transaction system not within Citibank's direct control and accepts no liability to the Customer for any period when any such system is unavailable or disrupted or for any related delays or disruption in the provision of any Service.

     7.3 Neither the Customer nor Citibank shall be liable for any failure to meet any of its obligations under this Agreement if the performance is prevented, hindered or delayed by a Force Majeure Event and in such case its obligations shall be suspended for so long as the Force Majeure Event continues (provided that this shall not prevent the accrual of interest on a principal amount which would have been payable but for this provision). Each party shall promptly inform the other of the existence of a Force Majeure Event and shall consult together to find a mutually acceptable solution. "Force Majeure Event" means any event due to any cause beyond the reasonable control of the relevant party, including, without limitation, unavailability of any communications system, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government.

     7.4 Neither the Customer nor Citibank shall be liable for any failure to perform any of its obligations under this Master Banking Agreement or any Service Agreement if such performance would result in it being in breach of any law, regulation, requirement or provision of any government, government agency, banking or taxation authority in accordance with which it is required to act, as it shall determine.

8.   Equipment

     To the extent any Service requires equipment (including hardware and security devices) to be operated by the Customer, the provision of the Service by Citibank shall be conditional on the proper use and maintenance of such equipment by the Customer. If Citibank supplies equipment, Citibank shall remain the owner of such equipment and the Customer agrees to insure the same, to use it solely in the manner specified in the Materials and in connection with the relevant Service and not to remove or modify any name or other identifying mark on the equipment.

9.   Information

     9.1   Bank Information

           9.1.1 The products, Services, software, Materials, data and any information Citibank or its affiliates provides to Customer in connection with this Master Banking Agreement or any Service Agreement other than data or information primarily derived from data or information initially provided by Customer to Citibank or its affiliates ("Bank Information") is the exclusive, valuable and confidential property of Citibank and/or any of its relevant licensors or suppliers as the case may be. The Customer agrees to keep all Bank Information confidential and to limit access to its employees (under a similar duty of confidentiality) who require access in the normal course of their employment except to the extent any Bank Information is already in the public domain or the Customer is required to do otherwise by law or judicial process, and to use it in the manner designated by Citibank and in the ordinary course of the Customer's business.

           9.1.2 To the extent not prohibited by applicable law, and subject to any restrictions or procedures imposed by any applicable Service Agreement, the Customer authorizes the transfer of any information relating to the Customer to and between the branches, subsidiaries, representative offices, affiliates and agents of Citibank and third parties selected by any of them, wherever situated, for confidential use solely in connection with the provision of products or Services to the Customer (including for data processing purposes), and further acknowledges that any such branch, subsidiary, representative office, affiliate agent or third party shall be entitled to transfer any such information as required by any law, court, regulator or legal process.

           9.1.3 The Customer shall notify Citibank promptly (with confirmation in writing) if it discovers or reasonably suspects that any Bank information has been or may be compromised or disclosed to any unauthorized person.

     9.2   Customer Information

           9.2.1 The data and any information Customer provides to Citibank or any of its affiliates in connection with this Master Banking Agreement or any Service Agreement other than data or information primarily derived from Bank Information (the "Customer Information" is the exclusive, valuable and confidential property of Customer and/or any of its relevant licensors or suppliers as the case may be. Citibank agrees to keep all Customer Information confidential and to limit access to its employees (under similar duty of confidentiality) who require access in the normal course of their employment except to the extent provided in Paragraph
                    9.1.2 above or to the extent any Customer Information is already in the public domain or Citibank is required to do otherwise by law or judicial process.

           9.2.2 Citibank shall notify Customer promptly (with confirmation in writing) if it discovers or reasonably suspects that any Customer Information has been or may be comprised or disclosed to any unauthorized person.

10.  Advertising

     Neither the Customer nor Citibank shall display the name, trademark or service mark of the other without the prior written approval of the other, nor will the Customer display that of Citicorp or any subsidiary of Citicorp without prior written approval from Citicorp or the subsidiary concerned, except as required by law or judicial process. The Customer shall not advertise or promote any Service without Citibank's prior written consent. The foregoing shall not prohibit Customer from advertising or promoting its own capabilities, products or services, including those which depend upon or are enabled by a Service so long as such advertisement or promotion does not identify Citibank or such Service.

11.  Termination

     11.1 Except as otherwise provided in each Service Agreement, the Customer or Citibank may terminate this Master Banking Agreement or any Service Agreement upon 30 days' prior written notice (or,in the event of a material breach by the other party of this Master Banking Agreement or any Service Agreement, upon 5 days' prior written notice). Except as otherwise agreed by the parties in writing, Citibank may cancel any extension of credit made available in connection with any Service at any time upon giving notice.

     11.2 Upon termination of any Service, the Customer shall return to Citibank all Materials and equipment supplied by Citibank which relate to the terminated Service, and Citibank shall provide Customer with a final accounting and status report of all outstanding items and account balances.

12.  General

     12.1 This Master Banking Agreement and any Service Agreement may only be modified by written agreement of the Customer and Citibank. Materials may be modified by Citibank from time to time; except that Materials which relate solely to Customer's Citibank Global Payments Service Agreement may by modified by Citibank as provided by such Service Agreement.

     12.2 If any provision of this Master Banking Agreement or any Service Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions shall remain in full force and effect (as shall that provision under any other law).

     12.3 No failure or delay of the Customer or Citibank in requiring compliance with any requirement or in exercising any right or remedy under this Master Banking Agreement or any Service Agreement shall constitute a waiver of such, or any other, requirement, right or remedy. The waiver by the Customer or Citibank of any requirement, right or remedy shall be limited to the specific instance.

     12.4 Citibank and Customer hereby agree that either party may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Master Banking Agreement or any service Agreement and the Customer hereby agrees to Citibank's telephonic or electronic monitoring or recording for security and quality of service purposes. Except as provided in this Paragraph, recordings and records relating to Customer shall be deemed information subject to the restrictions set out in Article 9 above.

     12.5 Any notice given by personal delivery, facsimile, courier or registered or certified mail shall be effective with respect to each party if delivered to it at its address or telephone number specified beneath its signatures below (or at any other address or telephone number it may provide by written notice for this purpose)

     12.6 Neither the Customer nor Citibank may assign or transfer any of its rights or obligations under this Master Banking Agreement or any Service Agreement without the other's prior written consent, which consent will not be unreasonably withheld or delayed, provided that Citibank may at any time assign or transfer any or all of its rights, duties or obligations under this Master Banking Agreement or any Service Agreement to its parent, an affiliate or subsidiary, provided such assignment or transfer does not materially adversely affect the provision of Services to the Customer, the Customer hereby consents to any such assignment or transfer and agrees to enter into any agreement which Citibank may reasonably request to effect such assignment or transfer.

     12.7 The authoritative text of this Master Banking Agreement, any Service Agreement, the Materials and all related documents and notices is in English. Any translation from the English is for convenience only.

13.  Governing Law; Jurisdiction

     13.1 This Master Banking Agreement and each Service Agreement shall be governed by and construed in accordance with New York law, without regard to its conflicts of law rules.

     13.2 For the benefit of Citibank, the Customer agrees that the courts of New York shall have jurisdiction to hear any dispute arising out of or in connection with this Master Banking Agreement or any Service Agreement and irrevocably submits to the jurisdiction of such courts.


CUSTOMER:  THE HOTEL CLEARING CORPORATION
          --------------------------------------------------------------------------------------------------------

By: /s/ MICHAEL R. DONAHUE                                 By:
    --------------------------------------------------         ---------------------------------------------------
                (Authorized Signature)                                         (Authorized Signature)

Name:   MICHAEL R. DONAHUE                                 Name:
     -------------------------------------------------          --------------------------------------------------

Title:  Senior Vice-President                              Title:
      ------------------------------------------------             -----------------------------------------------

                      3811 Turtle Creek Blvd.,
                      Suite 1100
Address for Notices:  Dallas, Texas 75063                  Address for Notices:
                    ----------------------------------                         -----------------------------------

Attention:  Michael R. Donahue                             Attention:
           -------------------------------------------                --------------------------------------------

CITIBANK DELAWARE                                          CITIBANK, N.A.

By:  /s/ MICHAEL R. DONAHUE                                By:  /s/ SONIA V. PRINCE
    --------------------------------------------------         ---------------------------------------------------
                (Authorized Signature)
                                                           Name:  SONIA V. PRINCE

                                                               ---------------------------------------------------
Name:                                                      Title:  Vice President
     -------------------------------------------------             -----------------------------------------------
                                                                       Amherst [ILLEGIBLE] 14226
Title: -----------------------------------------------     -------------------------------------------------------

Address for Notices:                                       Address for Notices:  Global Cash Management Services
------------------------------------------------------                          ----------------------------------
                                                                                 8430 W. Bryn Mawr Avenue
------------------------------------------------------
Attention:                                                 -------------------------------------------------------
           -------------------------------------------                           Chicago, Illinois 60631
                                                           -------------------------------------------------------

                                                           Attention:  Global Corporate Product Manager
                                                                      --------------------------------------------



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